Exhibit 99.1

TRC Announces Further Delay in Filing of Form 10-K

Windsor, CT  —  November 2, 2005  —  TRC (NYSE:TRR) announced today that it has not filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2005 with the Securities and Exchange Commission by the Company’s previously stated October 28, 2005 target.  The filing will be made as soon as practicable, and the Company believes it will be made by December 31, 2005.  The delay in filing will permit the Company to complete its assessment of the effectiveness of its internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act and to complete its financial statements.  In addition, as previously disclosed, the Company continues to evaluate the accounting for certain elements of Exit Strategy contracts.  The impact on current and prior years’ revenue and earnings, if any, and the need for restatement is unknown at this time.

The Company maintains a revolving credit facility relationship with Wachovia Bank, National Association, in syndication with three additional banks, that supports the Company’s operating and investing activities. The Company disclosed in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, that it was not in compliance with the coverage ratio requirement under the credit facility, that it had obtained a waiver of this non-compliance from the banks for the period ended March 31, 2005, but that it did not expect to be in compliance with this requirement or the leverage ratio requirement for the subsequent four fiscal quarters.  Today, the Company entered into a Forbearance Agreement with the banks under which the banks have agreed not to take any action with respect to the enforcement of their rights under the credit facility through January 15, 2006, provided the Company remains in compliance with other terms of the credit facility and the Forbearance Agreement.  The Company has also engaged the services of Glass & Associates, Inc., to assist it with compliance under the credit facility.  Additionally, the available credit under the facility has been limited to $62 million and the Company has agreed not to incur any additional indebtedness without the consent of the banks.  The Forbearance Agreement contains additional terms and conditions and will be filed with the SEC under cover of a Form 8-K.

Because the Company has not filed its Form 10-K within 120 days of the fiscal year end, the Company is not in compliance with NYSE Rule 203.01.  The Company has provided notice to the NYSE and indicated that the Company expects to deliver its Annual Report to its stockholders promptly following the filing of its Form 10-K with the SEC.

Chris Vincze, COO, stated, “While we are disappointed by the delay, our business is strong in all of our markets, and we are optimistic about the future.”

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About TRC

TRC is a customer-focused company that creates and implements sophisticated and innovative solutions to the challenges facing America’s environmental, infrastructure, power, and transportation markets.  The Company is also a leading provider of technical, financial, risk management, and construction services to commercial and government customers across the country.  For more information, visit TRC’s website at www.TRCsolutions.com.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as “may,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or other words of similar import. You should consider statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the availability and adequacy of insurance, the uncertainty of our operational and growth strategies, the challenges inherent in integrating newly acquired businesses, regulatory uncertainty, the availability of funding for government projects, the level of demand for the Company’s services, product acceptance, industry-wide competitive factors, the ability to continue to attract and retain highly skilled and qualified personnel, recent changes in the Company’s senior management, the results of outstanding litigation, risks arising from either failure to identify, or from  identified material weaknesses in our internal controls over financial reporting or our inability effectively to remedy such weaknesses, our inability to comply with the terms of our credit facility and our lenders’ future unwillingness to  waive our noncompliance, and general political or economic conditions.  Furthermore, market trends are subject to changes, which could adversely affect future results. See additional discussion in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, and other factors detailed from time to time in the Company’s other filings with the Securities and Exchange Commission.

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